EXHIBIT 23(e)



               CONSENT OF ALEX. BROWN & SONS INCORPORATED



      We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated July 1, 1994, set forth as Appendix B to the Proxy Statement-Prospectus and to the summarization thereof in the Proxy Statement-Prospectus under the captions "SUMMARY - Opinion of Bancorp's Financial Advisor" and "BACKGROUND AND RECOMMENDATION OF THE BANCORP BOARD OF DIRECTORS - Opinion of Bancorp's Financial
Advisor".   In  giving such consent, we do not thereby admit that we
come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                    ALEX. BROWN & SONS INCORPORATED



                                    By: /s/ HOWARD J. LOEWENBERG


Baltimore, Maryland

Date:  October 11, 1994